EXHIBIT 10.16
FOURTH AMENDMENT TO
LEASE AGREEMENT BETWEEN
NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST,
a trust organized under 12 C.F.R. Section 9.18, and
THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation
Lighton Plaza I, Overland Park, Kansas
     THIS FOURTH AMENDMENT TO LEASE AGREEMENT is entered into this 10th day of July, 2007, by and between NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18, as successor landlord (“Landlord”) and THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation, as tenant (“Tenant”).
Recitals of Fact
     A. On April 23, 1998, Lighton Plaza L.L.C., as the original landlord, entered into a Lease (the “Lease”) with Tenant for certain premises consisting of approximately 2,351 rentable square feet known as Suite 302 (the “Premises”) located on the third floor of the building commonly known as Lighton Plaza I, in Overland Park, Johnson County, Kansas (the “Building”).
     B. The Lease was amended by a First Amendment to Lease dated May 11, 1999 between ASP Lighton, L.L.C., the successor to the original landlord, and Tenant, in which the Premises was expanded to include an additional 1,006 rentable square feet, for a total of 3,357 rentable square feet. The Lease was further amended by a Second Amendment to Lease dated May 30, 2000 between the same parties, in which the term of the Lease was extended to August 31, 2005 and the Tenant leased an additional 948 rentable square feet, making the Premises a total of 4,305 rentable square feet. Finally, the Lease was further amended by a Third Amendment to Lease dated August 30, 2005 between Landlord, as the successor to earlier landlords, and Tenant, in which the term of the Lease was extended to August 31, 2010 and the Premises was expanded by an additional 400 square feet, making the Premises a total of 4,705 rentable square feet.
     B. Tenant wishes to add additional expansion area to the Premises, and the parties wish to set forth their agreements respecting this addition in writing.
Amendment
     1. Expansion of Premises. Effective as of the Expansion Commencement Date (defined below), an additional 1,770 rentable square feet (the “Expansion Area”) shall be added to the Premises, as is more particularly shown on the drawing attached hereto as Exhibit “A” and incorporated herein by this reference. Such drawing also shows the existing Premises of Tenant, so that the new Premises, effective as of such date, shall be the entire existing premises plus the Expansion Area, i.e. a total of approximately 6,475 rentable square feet. Section 1.1(d) of the Lease is hereby amended, as of the Expansion Commencement Date, to provide that the Tenant’s Square Footage is 6,475 Rentable Square Feet.
     2. Expansion Commencement Date. The Expansion Commencement Date shall be the later of (a) July 15, 2007, or (b) the date when Landlord completes the Tenant Improvements described in Section 5 below and turns over the Expansion Area to Tenant for occupancy.
     3. Change in Pro Rata Share. Section 1.1(g) of the Lease is hereby amended, as of the Expansion Commencement Date, to provide that the Tenant’s Pro Rata Share is 5.51% (i.e. 6,475 Rentable Square Feet ÷ 117,564 Rentable Square Feet in the Building). Tenant’s Pro Rata Share of Operating Costs for the Building shall be based upon the new Pro Rata Share from the Expansion Commencement Date onward.
     4. Rent for Duration of Term. The Base Rent under the Lease for the prior Premises shall remain the same, and for the Expansion Area shall be as follows:

	Lease			Lease
	Rate			Rate
	Per			Per
	Square		Monthly	Square	Annual		Total
	Foot	Annual Rent	Rent	Foot	Rent	Monthly	Monthly
	(Prior	Amount for	Amount	(Expansi	Amount for	Rent for	Rent for
	Prem-	Prior	for Prior	on Prem-	Expansion	Expansion	Full
Months	ises)	Premises	Premises	ises)	Area	Area	Premises
Expansion Commm.Date
through 8-31-07	$21.50	$101,157.00	$8,429.79	$22.50	$ NA	$3,318.75	$11,748.54
9-1-07 through 8-31-08	$22.00	$103,510.00	$8,625.83	$22.50	$39,825.00	$3,318.75	$11,944.58
9-1-08 through 8-31-09	$22.50	$105,862.50	$8,821.88	$23.00	$40,710.00	$3,392.50	$12,214.38
9-1-09 through 8-31-10	$23.00	$108,215.00	$9,017.92	$23.50	$41,595.00	$3,466.25	$12,484.17
     5. Tenant Improvements; Allowance. Landlord agrees that it will at its cost construct demising walls and other improvements which may be necessary to separately demise the Expansion Area, together with the tenant improvements which are described in Exhibit “B” attached hereto and incorporated herein by this reference. Landlord shall provide Tenant with a tenant improvement allowance of $25,000 to be credited against the cost of the tenant improvements. If the actual cost of the tenant improvements exceed such amount, then Tenant shall reimburse Landlord for such actual cost within thirty (30) days after receiving from Landlord a breakdown of the tenant improvement cost with copies of applicable invoices and a calculation of the amount due.
     6. Change in Base Year. Section 1.1(g) of the Lease is amended to state that the Base Year for the initial Premises shall continue as stated, but that the Base Year for the Expansion Area, applicable as of the Expansion Commencement Date, shall be the year 2007.
     7. Option. The option provision set forth in Section 9 of the Third Amendment to Lease shall apply to the full Premises including the Expansion Area, from and after the Expansion Commencement Date.
     8. No Other Changes. Except as specifically set forth herein the Lease shall remain in full force and effect in accordance with its original terms.
     INTENDING to be bound hereby, Landlord and Tenant have executed this First Amendment the day and year above written.

Landlord:	NEWTOWER TRUST COMPANY
MULTI-EMPLOYER PROPERTY TRUST,
a trust organized under 12 C.F.R. Section 9.18

	By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

		By:	Kennedy Associates Real Estate Counsel GP, LLC, General Partner

			By:	Kennedy Associates Real Estate Counsel, Inc.

By:

Name:

Its:

Tenant:	THE MANAGEMENT NETWORK GROUP,
INC., a Delaware corporation

By:

Print Name:

Print Title:

Exhibit “A”
Diagram of Premises Showing Expansion Area

Exhibit “B”
Plan for Tenant Improvements
The plan for the Tenant Improvements shall be attached to and become a part of this document as soon as the same is completed.